Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Equity Investor Fund--Utility Common Stock Series--1

We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement No. 2-65189 of our opinion dated May 5, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
May 13, 1998